EXHIBIT 4.2


                             SUBSCRIPTION AGREEMENT


BLUEFERE ETHANOL FUELS, INC.

Ladies and Gentlemen:

BLUEFIRE ETHANOL FUELS, INC., a Nevada corporation (the "Company" or "BlueFire"), desires to sell up to Two Hundred and Fifty Thousand (250,000) shares of the Company's common stock, par value $0.001 per share (the "SHARES"), at a price of two dollars ($2.00) per Share. The undersigned ("SUBSCRIBER") desires to purchase the number of Shares set forth on the signature page of this Agreement (the "AGREEMENT"). Accordingly, the Company and Subscriber agree as follows:

         1. SALE AND PURCHASE. Subject to the terms and conditions set forth in this Agreement, Subscriber hereby tenders the amount set forth on the signature page of this Agreement for the purchase of the number of Shares set forth on said signature page.

         2. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF SUBSCRIBER. In connection with this subscription, Subscriber hereby makes the following representations, warranties, and agreements and confirms the following understandings, each of which are made or confirmed, as the case may be, with respect to Shares subscribed for herein:

                  (a) INVESTMENT PURPOSE Subscriber is acquiring the Shares for Subscriber's own account and for investment purposes only.

                  (b)      REVIEW AND EVALUATION OF INFORMATION REGARDING THE
                           COMPANY

                           (i) Subscriber is familiar with the Company's financial condition and proposed operations. Without limiting the foregoing, the Subscriber acknowledges that the undersigned has reviewed the corporate documents regarding the Company and the terms of this Offering.

                           (ii) In addition to the foregoing. Subscriber acknowledges that Subscriber has conducted, or has been afforded the opportunity to conduct, an investigation of the. Company and has been offered the opportunity to ask representatives of the. Company questions about the Company's financial condition and proposed business and that Subscriber has obtained such available information as Subscriber has requested, to the extent Subscriber has deemed. necessary, to permit Subscriber to fully evaluate the merits and risks of an investment in the Company, Representatives of the Company have answered all inquiries that Subscriber has put to them concerning the Company and its activities, and the offering and sale of the Shares.

                  (c) RISKS. Subscriber recognizes that the purchase of Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Subscriber may not be able to liquidate the investment in the event of an emergency; (ii) transferability is limited; and (iii) in the event of a disposition, Subscriber could sustain a complete loss of the entire investment.

                      (d) ACCREDITED INVESTOR STATUS Subscriber represents that. Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, amended (the "Securities Act"). Specifically, the Subscriber is (check appropriate items):

__________                 (i) A bank, savings and loan association or other
similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act);

__________                 (ii) A broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934, as amended;

__________                 (iii) An insurance company (as defined in Section
2(13) of the Securities Act);

__________                 (iv) An investment company registered under the
Investment Company Act of 1940 (the "Investment Company Act");

__________                 (v) A Small Business Investment Company licensed by
the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958;

__________                 (vi) Any plan established and maintained by a state,
its political subdivisions, or any agency or instrumentality of a state or its subdivisions for the benefit to its employees, which plan has total assets in excess of $55,000,000;

__________                 (vii) An employee benefit plan within the meaning of
the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a "Plan Fiduciary", as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

__________                 (viii) An employee benefit plan within the meaning of
ERISA having total assets in excess of $55,000,000;

__________                 (ix) A self-directed employee benefit plan within the
meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D;

__________                 (x) A business development company (as defined in
Section 2(a)(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940);

__________                 (xi) A corporation, partnership, Massachusetts or
similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Units having total assets in excess of $5,000,000;

__________                 (xii) Any executive officer or director of the
Company;

__________                 (xiii) An individual having an individual net worth
or a joint net worth with spouse at the time of purchase in excess of $1,000,000;

__________                 (xiv) An individual whose net income was in excess of
$200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his net income to reach such level in the current year;

__________                 (xv) A trust with total assets in excess of
$5,000,000 not formed for the specific purpose of acquiring the Units whose purchase is directed by a sophisticated person (i.e., person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of any securities); or

__________                 (xvi) Any entity in which all of the entity owners
are "accredited investors."

                  (e) SUBSCRIBER'S FINANCIAL EXPERIENCE Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company or, if he or she has utilized the services of a purchaser representative, together with such representative, are sufficiently experienced in financial and business matter to be capable of evaluating the merits and risks of an investment in the Company.

                  (f) SUITABILITY OF INVESTMENT Subscriber has evaluated the merits and risks of Subscriber's proposed investment in the Company, including those risks particular to Subscriber's situation, and has determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber can bear a complete loss of Subscriber's investment. Further, Subscriber will continue to have, after making an investment in the common stock of Pet Ecology Brands Inc, adequate means of providing for Subscriber's current needs, the needs of those dependent on Subscriber, and possible personal contingencies. Subscriber specifically represents that he or she has a net worth at least five times greater than the investment made herein.

                  (g) EXEMPT OFFERING Subscriber understands that the sale of Shares is not being registered on the basis that this issuance is exempt from registration under the Securities Act, and the applicable state securities laws, and the rules and regulations promulgated thereunder, and that reliance on such exemptions is predicated, in part, on Subscriber's representations and warranties contained in this Agreement.

                  (h) LIMITATIONS ON DISPOSITION Subscriber understands that there are substantial restrictions on the transferability of the Units pursuant to the Securities Act; the Shares will not be, and, except as provided in Section 4 herein, Subscriber has no right to require that the Shares be registered under the Securities Act; and, accordingly, Subscriber may have to hold the Shares for an indefinite period of time until the Shares have been registered by the Company or are subject to an exemption from registration. Subscriber represents that Subscriber can afford to hold the Shares for an indefinite period of time. Subscriber further understands that an opinion of counsel and other documents may be required to transfer the Shares. Subscriber acknowledges that the Shares shall bear the following, or a substantially similar, legend:

                           "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH UNITS NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCOIWANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEM-PTION FROM REGISTRATION UNDER THE SECURITIES ACT."

                  (i) ABSENCE OF OFFICIAL EVALUATION Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in the Company, or any recommendation for or endorsement of the Shares offered hereby.

                  (j) ADDITIONAL FINANCING Subscriber further acknowledges that nothing hereunder shall preclude the Company from seeking and/or procuring, additional equity and/or debt financing.

                  (k) NON-RELIANCE Subscriber is not relying on the Company or any representation contained herein or in the documents referred to herein with respect to the tax and economic effect of Subscriber's investment in the Shares.

                  (l) ACCEPTANCE Subscriber acknowledges that. the Company shall, in its sole discretion, have the right to accept or reject this subscription, in whole or in part, for any reason or for no reason. If Subscriber's subscription is accepted by the Company, Subscriber shall, and Subscriber hereby elects to, execute any and all further documents necessary in the opinion of the Company to complete his subscription and become a shareholder of the Company.

                  (m) AUTHORITY TO ENTER INTO AGREEMENT Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform Subscriber's obligations hereunder.

                  (n) ENTITY AS A SUBSCRIBER If Subscriber is a corporation, partnership, trust, or other entity, (i) Subscriber is authorized and qualified to become a shareholder of, and is authorized to, make its investment in the Company; (ii) Subscriber has not been formed for the purpose of acquiring an interest in the Company; (iii) Subscriber has not been in existence for less than 90 days prior to the date hereof; and (iv) the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

                  (o) PROHIBITIONS ON CANCELLATION, TERMINATION, REVOCATION, TRANSFERABILITY, AND ASSIGNMENT Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Subscriber is not entitled to cancel, terminate, or revoke, this Agreement, and this Agreement shall survive Subscriber's death or disability or any assignment of Shares. Subscriber further agrees that Subscriber may not transfer or assign Subscriber's rights under this Agreement, and Subscriber understands that, if Subscriber's subscription is accepted, the transferability of Shares will be restricted.

                  (p) OBLIGATION This Agreement constitutes a valid and legally binding obligation of Subscriber and neither the execution of this Agreement nor the consummation of the transactions contemplated herein will constitute a violation of or default under, or conflict with, any judgment, decree, statutes or regulation of any governmental authority applicable to Subscriber, or any contract, commitment, agreement or restriction of any kind to which Subscriber is a party or by which Subscriber's assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable laws, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Subscriber.

                  (q) REQUIRED APPROVALS. No approval, authorization, consent, order, or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Subscriber or the purchase of the Shares.

                  (r) NO GENERAL SOLICITATION Subscriber is not subscribing for Shares because of or following(,) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than an authorized representative of the Company.

         3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE. COMPANY In connection with this subscription, the Company makes the following representations, warranties and agreements and confirms the following understandings:

                  (a) COMPANY'S GOOD STANDING The Company is a corporation organized and Validly existing under the laws of the State of Nevada, and it has all corporate authority and power to conduct its business and to own its properties.

                  (b) LEGAL AND OTHER PROCEEDINGS Neither the Company, nor any of its affiliates or its executive officers or directors (in their capacity as executive officers or directors), is a party to any pending or, to the best knowledge of the Company, threatened, or unasserted but considered by it to be probable of assertion, claim, action, suit; investigation, arbitration or proceeding, or is subject to any order. judgment or decree that is reasonably expected by management of the Company to have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings or results of operations of lie Company. The Company is not, as of the date hereof a party to or subject to any enforcement action instituted by, or any agreement or memorandum of understanding with any federal or state regulatory authority restricting its operations or requiring that actions be taken, and no such regulatory authority has threatened any such action memorandum or order against the Company and the Company has not received any report of examination from any federal or state regulatory agency which requires that the Company address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

                  (c) AUTHORIZATION; CONFLICT; VALID AND BINDING OBLIGATION This Agreement and the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of the Company. The Company has full right, power and capacity to execute, deliver and perform its obligations under this Agreement. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company's execution, delivery and/or performance of this Agreement, other than any filings required by applicable federal and state securities laws. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not violate or conflict with any provision of the Articles of Incorporation, as amended or By-laws of the Company, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. This Agreement, upon execution and delivery by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

         4. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND ACKNOWLEDGMENTS The representations, warranties, agreements, and acknowledgments of the Company and Subscriber shall survive the offering and purchase of Shares.

         5. INDEMNIFICATION OF THE COMPANY Subscriber agrees to indemnify and hold harmless the Company against and in respect of any and all loss, liability, claim, damage, deficiency, and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, attorneys fees reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Subscriber to comply with any covenant or agreement made by it herein or in any other document furnished by it in connection with this subscription.

         6. RESET PROVISION During the 12 months following the Subscriber's purchase of the Shares, if the Company raises capital at a price per Share (split-protected) of less than that paid by the Subscriber, then the Subscriber shall be issued additional Shares such that his cost per Share is equal to that of the new investors.

         7. PIGGYBACK REGISTRATION RIGHTS If during two years from the date of this Agreement, the Company files a registration statement for any of its Shares, the Shares issued pursuant to this Agreement shall be included in such registration statement. This "piggyback" registration right is subject to the right of the Company and its underwriters in any public offering to reduce the number of shares proposed to be registered in view of market conditions (to avoid adversely affecting the Company's offering) and any state laws or regulations which may prevent safe of these shares.

         8. COOPERATION IN EFFECTING SALE OF THE SHARES Should the Subscriber desire to sell the Shares subsequent to the end of a one-year holding period and pursuant to an exemption from registration under the Act, then the Company shall at no cost to the Subscriber cooperate with the Investor in removing any restrictions on the Shares; such cooperation shall include (a) providing the transfer agent with written permission to remove the restrictive legend and (b) furnishing the requisite tradability opinion letter of counsel. If the Issuer's efforts have been insufficient to have the restriction on the Subscriber's shares removed within fifteen (15) days after receiving a written request for such removal from the Subscriber, then the Company shall indemnify the Investor against any loss in the value of its Shares until such time as the restriction on the Shares is removed. If the Company's efforts have been insufficient to have the restriction on the Shares removed within thirty (30) days after receiving a written request for such removal from the Subscriber, then in addition to the aforementioned indemnification, the Company shall pay to the Subscriber a penalty equal to five hundred dollars ($500) per day. If the Company has performed on a "Reasonable Efforts basis, including written notification to the Subscriber of delays that are out of the Company's control, none of the above Company penalties shall be enforceable.

         9.       MISCELLANEOUS

                  (a) ENTIRE AGREEMENT This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof

                  (b) AMENDMENTS This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

                  (c) NOTICES Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; on the date delivered by an overnight courier service; on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested, with postage and other fees prepaid) addressed to such addresses as provided herein.

                  (d) SUCCESSORS AND ASSIGNS Except as otherwise provided herein, this Agreement shall be binding upon and inure to Subscriber's benefit and the benefit of Subscriber's heirs, executors, administrators, successors legal representatives, and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties, and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors; successors, administrators, legal representatives, and permitted assigns.

                  (e) CHOICE OF LAW; VENUE This Agreement will be interpreted, construed, and enforced in accordance with the laws of the State of California without giving effect to the application of the principles pertaining to conflicts of laws. Any proceeding arising between the parties in any manner pertaining or relating to this Agreement shall, to the extent permitted by law, be held in Orange County, California.

                  (f) EFFECT OF WAIVER The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  (g) SEVERABILITY The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this

                           Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  (h) ENFORCEMENT Should it become necessary party to institute legal action to enforce this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses, and costs.

                  (i) COUNTERPARTS This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

                  (j) FURTHER ASSURANCES The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                       [SIGNATURES ON THE FOLLOWING PAGE]

                       ---------------------------------
                             SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the _____ day of January, 2007.

Total Number of Shares Subscribed for: _________

Total Purchase Price per Share: $2.00


______________                                (Print Name of Spouse or Joint
                                              Tenant, if Any)

______________

(Signature of Subscriber, Custodial)          (Signature of Spouse or Joint
                                              Tenant, If Any)


______________
______________                               (Address)



____________                                  (Telephone Number)


______________
                                              (Social Security or Tax ID Number)


January _, 2006
(Date)                                        (Date)

NOTE: If two purchasers are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in fall accordance with applicable laws or regulations):



______   JT TEN:           As joint tenants with right of survivorship
                           and not as tenants in common.

______   TEN COM:          As tenants in common.

______   TENENT:           As tenants by the entireties.



THIS IS AN IRA ACCOUNT PURCHASE. PLEASE
REGISTER THE ASSET IN IRA NAME AS LISTED.

The undersigned hereby tenders to BLUEFIRE ETHANOL FUELS, INC. the amount above indicating the :number of Units subscribed for. Checks should be made payable to BLUEFIRE ETHANOL FUELS, INC. Wire transfer information is available upon request.

                         -----------------------------

APPROVED AND ACCEPTED in accordance with the terms of this Subscription Agreement on this _____ day of January, 2007.

BLUEFIRE ETHANOL FUELS INC.

By:
              ----------------------------
Print Name:   Arnold R. Klann
              ----------------------------
Title:        President
              ----------------------------


                             SUBSCRIPTION PROCEDURES

Certain documents for investors are enclosed for use in subscribing for the securities. As a condition to the Company accepting subscriptions, a prospective investor must complete, execute and deliver us the following:

1. The Subscription Agreement with the signature page appropriately completed; and
2.       The payment required on the Subscription Agreement.
3.       Payment for the subscription shall be made by wire transfer follows

                     PAYMENT BY WIRE TO:
                          Bank of the West
                          Green. Valley Office
                          Acct Name: BlueFire Ethanol Fuels, Inc.
                          Acct #: 266-033307
                          Routing #: 121100782

Upon receipt of good funds, the Company will immediately order the Shares subscribed for in the Subscription Document in the name of the subscriber, instructions to the transfer agent to send the Shares directly to the Subscriber.